UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2010

SYMYX TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27765	77-0397908
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1263 East Arques Avenue		94085
Sunnyvale, California		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 764-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

In Exhibit 99.1 to this report, Symyx Technologies, Inc. (the “Company”) reflects for all periods presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Form 10-K”), the following reclassifications and changes that occurred in the quarter ended March 31, 2010:

•	the reclassification of the HPR segment (as defined below) as discontinued operations and the associated reallocation of certain general corporate costs to the Company; and
•	a reclassification of royalty revenue to other income.

As required by applicable accounting standards, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 (the “March 31, 2010 Form 10-Q”) and consolidated financial statements issued by the Company reflect these reclassifications and changes to the Company’s reportable segments, including reclassification of all comparative prior period information.

The Consolidated Statements of Operations have been reclassified for all periods presented to reflect the presentation of all divested and wound-down businesses as discontinued operations. Prior to fiscal year 2010, the Company operated under two business units, Symyx Software and Symyx High Productivity Research (“HPR”).  During the first quarter of 2010, the Company completed the sale of certain components of HPR, namely Tools and small molecule research, to Freeslate, Inc. (the "HPR Divestiture").  As well, the Company wound down its contract research operations included in the HPR business after the expiration of certain research agreements with The Dow Chemical Company and ExxonMobil.  As a result of these divestiture and wind down actions, the Company has reclassified the historical results of operations for the HPR business from continuing operations to discontinued operations for all periods presented. No reclassifications have been made to our consolidated balance sheets and consolidated statements of cash flows to reflect the divestiture and wind down actions.

In addition, certain reclassifications have been made to prior period amounts to conform to the current period presentation of royalties from research-related patents.  These royalties are now included in interest and other income.  Historically, the Company recorded royalties from research related patents in License fees, Content and Royalties on the Consolidated Statements of Operations. As discussed above, the Company has substantially exited the HPR business, in particular the contract research services business which provided the basis for these royalties, yet it retained the rights to certain intellectual property related thereto. As such, the Company has reclassified all royalty income related to such business as Other Income. Since the first quarter of 2010, the Company’s ongoing central operations are software licensing, database subscriptions and related services.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Items 6, 7 and 8 of Part II of the 2009 Form 10-K, updated to reflect the reclassifications and changes described above, are being filed as Exhibit 99.1 to this report and are hereby incorporated by reference herein. No items of the 2009 Form 10-K other than those identified above are being revised by this filing. Information in the 2009 Form 10-K is generally stated as of December 31, 2009, and this filing does not reflect any subsequent information or events other than the reclassification and other changes described above and the subsequent events disclosure in Note 9 and 15 of “Notes to Consolidated Financial Statements” included under Item 8. Without limitation of the foregoing, this filing does not purport to update the Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in the 2009 Form 10-K for any forward-looking statements, other than the events described above. More current information is contained in the Company's March 31, 2010 Form 10-Q and other filings with the U.S. Securities and Exchange Commission for periods and events occurring after December 31, 2009. This report should be read in conjunction with the 2009 Form 10-K, and the Company's March 31, 2010 Form 10-Q and other filings.

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Updated Items 6, 7 and 8 of Part II of the 2009 Form 10-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC.
(Registrant)

Date: May 4, 2010	By:	/s/ Isy Goldwasser
Isy Goldwasser
Chief Executive Officer (Principal Executive Officer)

Date: May 4, 2010	By:	/s/ Rex S. Jackson
Rex S. Jackson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Independent Registered Public Accounting Firm
99.1	Updated Items 6, 7 and 8 of Part II of the 2009 Form 10-K